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                                                                    Exhibit 23.8
                                                                    ------------

                        Consent of Independent Auditors

     We consent to the reference of our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-49613) and related Prospectus of Eastern Environmental Services, Inc., for the registration of up to $400,000,000 of Securities and to the incorporation by reference therein of our report dated February 23, 1998, with respect to the consolidated financial statements of Eastern Environmental Services, Inc., for the year ended June 30, 1997 included in its Current Report on Form 8-K dated February 27, 1998 and our report dated April 29, 1998 with respect to the supplemental consolidated financial statements of Eastern Environmental Services, Inc. included in its Current Report on Form 8-K dated April 29, 1998, filed with the Securities and Exchange Commission.


Philadelphia, Pennsylvania                              /s/ Ernst & Young LLP

April 30, 1998